Exhibit 15(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of PricewaterhouseCoopers

We hereby consent to the incorporation by reference in Rhodia’s Registration Statements on Form S-8 (Registration n° 333-12200 and 333-124813) of our report dated April 10, 2006 relating to Rhodia’s financial statements that appear in Rhodia’s Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Paris, France
April 10, 2006